Exhibit 10.21
[GRPAHIC OMITTED]                                                 PERRY ZUKOWSKI
                                                                  Vice President
                                                                 Human Resources
                                               October 27, 2004

Mr. David H. Hewitt
528 Ravine Ave.
Lake Bluff, IL  60044
Dear Dave:
         In connection with your October 14, 2004 termination of employment from
General Binding Corporation and all of its subsidiaries, affiliates and related entities (collectively the "Company"), GBC is prepared to enter into an agreement with you which will supplement and be in addition to the Executive
Severance/Change-in-Control Agreement entered into between you and GBC dated as of August 26, 2000 (the "Severance Agreement"). By entering into this Letter
Agreement, you are acknowledging that GBC is going to provide you with certain benefits to which you would not be entitled under the terms of the aforesaid
Severance Agreement or otherwise as follows:
          1.   The Company will pay you an additional ten (10) days of salary in the form of vacation pay. This amount will be paid net of all applicable employment taxes and will be paid to you in a lump sum within ten (10) days following the revocation period described below.
          2.   On February 15, 2005, the Company will remove all restrictions on a total of 6,371 Restricted Stock Units ("RSUs") previously issued to you pursuant to Awards under the Company's 2001 Stock
               Incentive Plan for Employees. Promptly after that date, the
               Company will deliver to you 6,371 shares of its common stock per the terms of the aforesaid Awards.
         In consideration of the above described benefits to be provided to you by GBC, you hereby agree to:
          A.   RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, employee benefit plans and all of their former, present and future officers, directors, employees, agents, successors or assigns (collectively "GBC") from ANY and ALL claims, actions, causes of action, debts, controversies,
               agreements, demands, liabilities of any kind, whether in law or in equity, which you now have, or may have, including but not limited to those relating to your employment by GBC or its termination thereof. You further acknowledge and agree that the terms of this general release shall apply without limitation to any alleged violation of Title VII of the Civil Rights Act of
               1964 (42 U.S.C. ss. 2000e et seq.), the Civil Rights Acts of 1866
               and 1871 (42 U.S.C. ss.1981 et seq.), the Age Discrimination in
               Employment Act (29 U.S.C. ss. 621 et seq.), the Worker Adjustment
               and Retraining Notification Act (29 U.S.C. ss. 2101 et seq.), the
               Employee Retirement Income Security Act (29 U.S.C. ss. 1001 et
               seq.), the Americans with Disabilities Act (29 U.S.C. ss. 12101 et seq.), the Family and Medical Leave Act (29 U.S.C. ss. 2601 et
               seq.), the Illinois Human Rights Act (775 ILCS 5/1-101 et seq.),
               or any other local, state or federal law and any other causes of action, including, but not limited to, those based upon
               retaliatory discharge, breach of contract (express or implied), negligence or emotional distress. GBC hereby releases and
               discharges you and your heirs, estate, personal representatives, and successors from every claim, demand and
         One GBC Plaza o Northbrook, Illinois 60062-4095 o 847/272-3700
                            E-mail: pzukowski@gbc.com
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Mr. David H. Hewitt
October 27, 2004

               cause of action whatsoever, whether known or unknown, that GBC may now have, ever had, or may have against you arising on or before the date of this Letter Agreement. The foregoing releases exclude each party's respective executory performance under this
               Letter Agreement.
          B.   You acknowledge and fully understand that upon breach of any of the covenants contained in either this Letter Agreement or the
               Severance Agreement by you, all payments and other benefits due you from GBC as described herein or therein, may cease at GBC's sole discretion and GBC shall have no further obligation to you, your heirs, your spouse or your assigns under this Letter
               Agreement or the Severance Agreement. You understand that the releases you have made herein do not apply to rights or claims that arise after the date of this Letter Agreement, but are a full and total release of any claims against GBC, up to that date.
          C.   You acknowledge and understand that the obligations you have under this Letter Agreement shall also be binding upon your heirs, spouse and successors.
          D.   You understand that nothing contained in this Letter Agreement may be or is to be construed as an admission by GBC of any liability or unlawful conduct whatsoever.
          E.   This Letter Agreement does not supersede the Severance Agreement but is in addition thereto.
     YOU SHOULD CONSULT AN ATTORNEY BEFORE SIGNING THIS LETTER AGREEMENT. YOU
NEED NOT RETURN A SIGNED COPY HEREOF FOR FORTY-FIVE (45) DAYS FROM THE DATE YOU
RECEIVE IT, THEREBY ALLOWING YOU TIME FOR SUCH REVIEW. AFTER YOU SIGN AND RETURN
IT, YOU WILL HAVE SEVEN (7) DAYS TO CHANGE YOUR MIND AND REVOKE THE LETTER
AGREEMENT. IN THE EVENT YOU DO NOT RETURN A SIGNED COPY HEREOF WITHIN FORTY-FIVE
(45) DAYS FROM RECEIPT OR OTHERWISE REVOKE THE LETTER AGREEMENT WITHIN THE
PERIOD OF TIME STATED ABOVE, THE OFFER TO PROVIDE BENEFITS DESCRIBED HEREIN WILL
BE CONSIDERED WITHDRAWN AND GBC WILL HAVE NO FURTHER OBLIGATIONS TOWARD YOU AND
THIS LETTER AGREEMENT SHALL BE NULL AND VOID.

         One GBC Plaza o Northbrook, Illinois 60062-4095 o 847/272-3700
                            E-mail: pzukowski@gbc.com
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Mr. David H. Hewitt
October 27, 2004

         Please return a signed copy of this letter to me within the time set forth confirming your agreement to the terms contained herein.
                                             Very truly yours,

                                             Perry Zukowski
Date Received:

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AGREED AND ACCEPTED:

--------------------------
David H. Hewitt

--------------------------
Date

         One GBC Plaza o Northbrook, Illinois 60062-4095 o 847/272-3700
                            E-mail: pzukowski@gbc.com
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